Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Michael D. Bennett, Chief Financial Officer (principal financial officer) of MFRI, Inc. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended July 31, 2006 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael D. Bennett

Michael D. Bennett

Vice President, Secretary and Treasurer

(Principal Financial and Accounting Officer)

September 11, 2006

A signed original of this written statement required by Section 906 has been provided to MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.